Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Signs Definitive Agreement

to Acquire Balboa Water Group

•	Strategically expands Helios’s electronic control technology with complementary AC (alternating current) capabilities, enabling further diversification of end markets
•	Proprietary electronic controls technology will be leveraged to increase penetration of existing Helios end markets and to expand to new industrial end markets
•	Expected to be accretive to Adjusted EPS day one onward; first year cash return on invested capital (ROIC) expected to exceed Helios’s weighted average cost of capital (WACC)
•	Management to host teleconference on Monday, October 12 at 9:00 a.m. ET

Sarasota, FL, October 12, 2020 — Helios Technologies (Nasdaq: HLIO) (“Helios” or the “Company”), a global industrial technology leader that develops and manufactures solutions for both the hydraulics and electronics markets, has entered into a definitive agreement to acquire BWG Holdings I Corp. (operating as Balboa Water Group, hereinafter “Balboa”) for $218.5 million from investment funds affiliated with AEA Investors LP (the “Acquisition”). Helios plans to fund the Acquisition through a combination of cash and existing and new credit facilities. Helios expects to close the transaction in the fourth quarter of 2020, subject to customary closing conditions and regulatory approvals.

Balboa is an innovative market leader of electronic controls for the health and wellness industry with proprietary and patented technology that enables end-to-end electronic control systems for therapy bath and spas. Headquartered in Costa Mesa, CA, Balboa is a global operation selling into 47 different countries and utilizing a new state-of-the-art manufacturing facility in Baja, Mexico.

“With this acquisition, we are further advancing our Vision 2025 strategy by executing on the value streams focused on product and technology expansion and market diversification,” commented Josef Matosevic, the Company’s President and Chief Executive Officer. “The addition of Balboa’s complementary technology to our portfolio enhances our scale and leadership position in digital control systems and allows us to strategically expand our product portfolio. We believe the strategic and financial benefits resulting from this acquisition are compelling for both our company and our stakeholders. We look forward to welcoming the Balboa team to the Helios family and are excited about the opportunities ahead.”

Complementary Electronic Controls Technology Increases Addressable Market

Balboa has differentiated, proprietary controls technology expected to enhance and accelerate the Electronics segment’s ability to innovate and propel into new end markets. Balboa is the leader in the markets it serves with proprietary and patented technology. Balboa’s AC controls technology is a great

Helios Technologies | 1500 West University Parkway | Sarasota, FL 34243 | 941-362-1200

NEWS RELEASE

addition to the capabilities of Enovation Controls, a wholly owned subsidiary of Helios, which has a long history of deep application knowledge in control of DC (direct current) and battery powered technologies. This combination is intended to enable Helios to enter new and adjacent, high growth markets with a robust complementary product portfolio. This Acquisition diversifies Helios’s end markets, customers and product offerings while enhancing scale, addressable market and innovation in electronic control systems.

Solid Financial Contributions

Balboa has delivered compounded annual growth in the mid-single digits for nearly 10 years and is expected to achieve Adjusted EBITDA margins of approximately 20 percent by year-end 2021. The Acquisition is expected to be accretive to Adjusted EPS day one onward, and the first year ROIC is expected to exceed Helios’s WACC. The purchase price of $218.5 million represents a 2020E Adjusted EBITDA transaction multiple of 9.3x on a pro forma basis.

Adds Low Cost Manufacturing Operations

Balboa utilizes a new, state-of-the-art production facility in Baja, Mexico with the potential to increase capacity and optimize costs. This facility can be leveraged to further optimize the manufacturing and supply chain process across other areas of the Electronics segment.

Financing and Closing

Total consideration for the transaction is $218.5 million.  Helios intends to use a combination of cash on hand and existing and new credit facilities. On a pro forma basis following the close of the transaction, Helios expects its 2020E year-end net debt-to-Adjusted EBITDA leverage ratio to be approximately 3.4x. Helios is committed to a long-term net debt leverage target of less than 2.0x and expects to continue to benefit from strong cash flows to support debt reduction and organic growth initiatives.

The Acquisition is expected to close in the fourth quarter of 2020, subject to customary closing conditions and regulatory approvals.

Advisors

Morgan Stanley & Co. LLC served as financial advisor and Jones Day as legal counsel to Helios on this transaction. Houlihan Lokey served as financial advisors and Fried, Frank, Harris, Shriver & Jacobson LLP served as legal counsel to Balboa.

Conference Call and Webcast

Helios will host a conference call and webcast today, October 12, 2020 at 9:00 a.m. ET to discuss the transaction. The live conference call is available by dialing (201) 689-8573. The Internet webcast and accompanying slide presentation will be available here: www.heliostechnologies.com.

Helios Technologies | 1500 West University Parkway | Sarasota, FL 34243 | 941-362-1200

NEWS RELEASE

A telephonic replay will be available from 12:00 p.m. ET on the day of the call through October 19, 2020. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13711834. The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com.

About Helios Technologies

Helios Technologies is a global industrial technology leader that develops and manufactures hydraulic and electronic control solutions for diverse markets.  The Company operates in two business segments, Hydraulics and Electronics.  The Hydraulics segment markets and sells products globally under the brands of Sun Hydraulics for its cartridge valve technology, Custom Fluid Power for its hydraulic system design and Faster which provides quick release coupling solutions.  Global Electronics brands include Enovation Controls and Murphy for fully-tailored solutions with a broad range of rugged and reliable instruments such as displays, controls and instrumentation products.  Helios Technologies and information about its associated companies is available online at www.heliostechnologies.com.

About AEA Investors LP

AEA Investors LP was founded in 1968 by the Rockefeller, Mellon and Harriman family interests and S.G. Warburg & Co. as a private investment vehicle for a select group of industrial family offices with substantial assets. AEA has an extraordinary global network built over many years which includes leading industrial families, business executives and leaders; many of whom invest with AEA as active individual investors (“Participants”) and/or join its portfolio company boards or act in other advisory roles. Today, AEA’s approximately 90 investment professionals operate globally with offices in New York, Connecticut, London, Munich and Shanghai. The firm manages funds that have over $15 billion of invested and committed capital including the leveraged buyouts of middle market companies and small business companies and mezzanine and senior debt investments. AEA Private Equity invests across three sectors: value added industrials, consumer, and services.  The AEA Small Business Funds is a strategy within AEA that currently manages $1.8 billion of invested and committed capital. The team seeks to help grow and transform companies at the lower end of the middle market by sponsoring growing companies with proven management teams and superior business models.

Forward Looking Information

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs,  management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies therefrom, the timing of completion of the proposed transaction, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and

Helios Technologies | 1500 West University Parkway | Sarasota, FL 34243 | 941-362-1200

NEWS RELEASE

assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including the expected benefits of the Acquisition; (ii) the timing of completion of the Acquisition; (iii) Company’s financing plans with respective to the funding of the Acquisition; and; (iv) objectives for future operations, integration plans and expected synergies. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Acquisition; the risk that the Acquisition will not be consummated in a timely manner or at all; our ability to obtain the financing necessary to consummate the Acquisition; risk that any of the closing conditions to the Acquisition may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the Acquisition; failure to realize the benefits expected from the Acquisition; failure to promptly and effectively integrate the Acquisition; and the ability of Helios to retain and hire key personnel, and maintain relationships with suppliers.  Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 28, 2019 and Part II, Item IA, “Risk Factors” in the Company’s Form 10-Q for the quarter ended March 28, 2020 and other filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This news release presents forward-looking statements regarding non-GAAP Adjusted EPS, net debt-to-Adjusted EBITDA leverage ratio, Adjusted EBITDA transaction multiple, and Adjusted EBITDA margin.  These non-GAAP financial measures are derived by excluding certain amounts, expenses or income from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. Helios is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict all the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on Helios’s full year 2020 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between Helios’s actual results and preliminary financial data set forth above may be material.

Helios Technologies | 1500 West University Parkway | Sarasota, FL 34243 | 941-362-1200

NEWS RELEASE

For more information, contact:

Tania Almond	Deborah Pawlowski
VP, Investor Relations & Corporate Communications	Kei Advisors LLC
(941) 362-1333	(716) 843-3908
tania.almond@HLIO.com	dpawlowski@keiadvisors.com

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Helios Technologies | 1500 West University Parkway | Sarasota, FL 34243 | 941-362-1200